EXHIBIT 9(a)(3)

                                 HYBRIDON, INC.

                       Notice of Guaranteed Delivery of 9%
                   Convertible Subordinated Notes due 2004 of
                                 Hybridon, Inc.

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for 9% Convertible Subordinated Notes due 2004 of Hybridon, Inc. (the "Notes") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Exchange Agreement and Letter of Transmittal to be delivered to ChaseMellon Shareholder Services, L.L.C., as a Depositary, on or prior to the expiration of the Offer. Such form may be delivered by hand or transmitted by mail, or by facsimile transmission, to the Depositary. See "Procedure for Tendering Notes" in the Offer to Exchange (as defined below). THE ELIGIBLE INSTITUTION (AS DEFINED BELOW) WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND EITHER (A) THE EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL AND CERTIFICATES FOR NOTES MUST BE DELIVERED TO THE DEPOSITARY OR (B) THE DEPOSITARY MUST RECEIVE CONFIRMATION OF BOOK-ENTRY TRANSFER OF THE NOTES TO THE DEPOSITARY'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY AND THE EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL MUST BE DELIVERED TO THE DEPOSITARY WITHIN THREE BUSINESS DAYS AFTER THE DATE OF EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY. Failure to do so could result in a financial loss to such Eligible Institution.

            To: CHASEMELLON SHAREHOLDER SERVICES, L.L.C., DEPOSITARY


  By Mail:                    By Overnight Delivery:        By Hand:


  P.O. Box 3301               85 Challenger Road            120 Broadway
  South Hackensack, NJ 07606  Mail Drop-Reorg               13th Floor
                              Ridgefield Park, NJ  07660    New York, NY  10271
                              Attn:  Reorganization Dept.


              Facsimile (for eligible institutions): (201) 329-8936
               Confirm facsimile by telephone ONLY: (201) 296-4860


         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS TO BE USED FOR THE TENDER OF THE NOTES ONLY.

         This form is not to be used to guarantee signatures. If a signature on an Exchange Agreement and Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined herein) under the


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instructions  thereto,  such  signature  guarantee must appear in the applicable space provided in the signature box on the Exchange Agreement and Letter of Transmittal.


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


Ladies and Gentlemen:

         The undersigned hereby tenders to Hybridon, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Exchange, dated February 6, 1998 (the "Offer to Exchange"), and the Exchange Agreement and Letter of Transmittal (which, together with the Offer to Exchange, constitutes the "Offer"), receipt of which hereby is acknowledged, the principal amount of the Notes listed below, pursuant to the guaranteed delivery procedure set forth in "Procedure for Tendering Shares -- Guaranteed Delivery Procedure" in the Offer to Exchange.

Principal Amount of the Notes:                   Signature

--------------------------------------           -------------------------------

Certificate Nos. (if available):                 Name(s) of Record Holder(s)
                                                 (Please print)

---------------------------------------          -------------------------------

If the Notes will be tendered by                 Address
Book-entry Transfer,
Name of Tendering Institution:
---------------------------------------          -------------------------------

---------------------------------------          -------------------------------
Account No. at The Depository Trust              Area Code and Telephone Number
Company

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") guarantees to deliver to the Depositary at one of its addresses set forth above (i) certificate(s) for the Notes tendered hereby, in proper form for transfer, together with a properly completed and duly executed Exchange Agreement and Letter of Transmittal, with any required signature guarantee(s) and any other required documents, or (ii) confirmation of the book-entry transfer of the Notes tendered hereby into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Exchange Agreement and Letter of Transmittal, with any required signature guarantee(s) and any other required documents, all within three business days after the date of execution of this Notice of Guaranteed Delivery.

--------------------------------------       ----------------------------------
         Name of Firm                                 Authorized Signature
--------------------------------------       ----------------------------------
         Address                                      Name
--------------------------------------       ----------------------------------
         City, State, Zip Code                        Title
--------------------------------------
         Area Code and Telephone Number

Dated:                  , 1998
     ------------------

DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR CERTIFICATES MUST BE SENT WITH THE EXCHANGE AGREEMENT LETTER OF TRANSMITTAL.


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